Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

      STATE OR OTHER JURISDICTIONNAME               OF INCORPORATION

All In Media Pty Ltd.	Australia
DLLNI LIMITED	England and Wales
DTS Licensing Limited	Ireland
DTS, Inc.	Delaware
DTS International Services GmbH	Germany
FotoNation Limited	Ireland
FotoNation SRL	Romania
Guangzhou DTS Digital Theater Systems, Co. Ltd.	China
iBiquity Digital Corporation	Delaware
Invensas Bonding Technologies Inc.	Delaware
Invensas Corporation	Delaware
Phorus, Inc.	Delaware
Tessera Advanced Technologies, Inc.	Delaware
Tessera Intellectual Property Corp.	Delaware
Tessera Technologies, Inc.	Delaware
Tessera, Inc.	Delaware
Perceive Corporation	Delaware
Xcelsis Corporation	Delaware
Xperi Corporation	Delaware
TiVo Corporation	Delaware
Rovi Corporation	Delaware
Rovi Global Services SARL	Luxembourg
Rovi Guides, Inc.	Delaware
Rovi Solutions Corporation	Delaware
TiVo Poland Sp. z o. o.	Poland
TiVo Platform Technologies LLC	Delaware
TiVo Product HoldCo LLC	Delaware
TiVo Solutions Inc.	Delaware
TiVo Tech Private Limited	India
TVSM Publishing, Inc.	Delaware
Veveo, Inc.	Delaware

The names of other subsidiaries are omitted.  Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant ubsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.